Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS

FISCAL 2026 Q3 HIGHLIGHTS

•Net sales of $1,047.1 million increased 7.8% YoY
•Operating income of $106.7 million, or $111.2 million on an adjusted basis1
•Operating margin of 10.2%, or 10.6% on an adjusted basis1
•Diluted EPS of $1.44 vs. $1.02 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.43 vs. $1.08 in the prior fiscal year quarter1

MELVILLE, N.Y. and DAVIDSON, N.C. (JULY 1, 2026) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM) (“MSC,” “MSC Industrial,” the “Company,” “we,” “us,” or “our”), a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2026 third quarter ended May 30, 2026.

Financial Highlights [2]	FY26 Q3		FY25 Q3		Change	FY26 YTD		FY25 YTD		Change
Net Sales	$1,047.1		$971.1		7.8%	$2,930.5		$2,791.3		5.0%
Income from Operations	$106.7		$82.7		29.0%	$247.8		$217.3		14.0%
Operating Margin	10.2%		8.5%			8.5%		7.8%
Net Income Attributable to MSC	$80.4		$56.8		41.4%	$174.7		$142.8		22.3%
Diluted EPS	$1.44	[3]	$1.02	[4]	41.2%	$3.12	[3]	$2.55	[4]	22.4%

Adjusted Financial Highlights [2]	FY26 Q3		FY25 Q3		Change	FY26 YTD		FY25 YTD		Change
Net Sales	$1,047.1		$971.1		7.8%	$2,930.5		$2,791.3		5.0%
Adjusted Income from Operations [1]	$111.2		$87.2		27.5%	$261.5		$225.5		16.0%
Adjusted Operating Margin [1]	10.6%		9.0%			8.9%		8.1%
Adjusted Net Income Attributable to MSC [1]	$79.9		$60.2		32.7%	$181.2		$149.0		21.6%
Adjusted Diluted EPS [1]	$1.43	[3]	$1.08	[4]	32.4%	$3.24	[3]	$2.67	[4]	21.3%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.0 million weighted-average diluted shares outstanding for FY26 Q3 and FY26 YTD.
[4] Based on 55.8 million and 55.9 million weighted-average diluted shares outstanding for FY25 Q3 and FY25 YTD, respectively.

Martina McIsaac, President and Chief Executive Officer, said, “Our fiscal 3Q results that exceeded expectations provide evidence that we are fundamentally doing more with less and taking the right steps. Underpinning this improved performance was strength in the Core Customer, which continued to outperform the total company, and notable improvement in National Accounts. I am grateful for the hard work and dedication of our team members that has allowed us to advance the strategic changes being made to strengthen the business.”

Greg Clark, Vice President and Interim Chief Financial Officer, added, “Average daily sales exceeded the high-end of our outlook with year-over-year improvement of 7.8% driven by benefits from price and volumes returning to growth in the quarter. We successfully capitalized on this growth by delivering 170 basis points of operating margin expansion, or 160 basis points on an adjusted basis year-over-year, above the higher end of our outlook range. This improved performance resulted in meaningful GAAP and adjusted earnings per share growth of more than 40% and 30% respectively, as well as an incremental operating margin of 32% in the quarter.”

McIsaac concluded, “While we are encouraged by these results, there is further room to improve. We will continue advancing the benefits from our strategic initiatives and improving our cost structure that supported our improved performance this quarter. I am confident this progress will continue, which will be critical in the coming quarters as we begin to lap stronger benefits from price.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	2

Fourth Quarter Fiscal 2026 Financial Outlook
ADS Growth (YoY)	6.5% - 8.5%
Adjusted Operating Margin[1]	10.0% - 10.8%

Full-Year Fiscal 2026 Outlook for Certain Financial Metrics Maintained
•Depreciation and amortization expense of ~$100M
•Interest and other expense of ~$30M2
•Capital expenditures of ~$90M
•Free cash flow conversion1 of ~95%
•Tax rate of ~24.5%-25.5%

1 Guidance provided is a non-GAAP financial measure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.
2 Includes $5.1M of Employee Retention Credit tax benefit recognized in the fiscal third quarter

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2026 third quarter results. To access the earnings release, webcast, presentation slides and operational statistics, please visit the Company's website at: http://investor.mscdirect.com. Alternatively, the conference call can be accessed by dialing 1-888-506-0062 (U.S.) or 1-973-528-0011 (international) and providing the access code 895916.

An online archive of the broadcast will be available within one hour of the conclusion of the call and remain available until Wednesday, July 15, 2026. The Company’s reporting date for its fiscal 2026 fourth quarter and full year results is scheduled for October 22, 2026.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
VP, Investor Relations & Business Development	VP, Communications & Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of a broad range of metalworking, maintenance, repair and operations (MRO), and production fastener and hardware products and services. With approximately 2.5 million products, industry‑leading inventory management and supply chain solutions, and more than 80 years of experience, we help customers improve productivity, profitability, and operational performance.

Our team of over 7,000 associates partners closely with customers across industries to keep their operations running efficiently today while enabling them with insights and comprehensive solutions to continually rethink, retool, and optimize for a more productive tomorrow.

For more information on MSC Industrial, please visit mscdirect.com.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	3

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands)

	May 30, 2026	August 30, 2025
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$74,094	$56,228
Accounts receivable, net of allowance for credit losses	413,258	423,306
Inventories	684,118	644,090
Prepaid expenses and other current assets	105,280	102,930
Total current assets	1,276,750	1,226,554
Property, plant and equipment, net	343,887	346,706
Goodwill	724,075	723,702
Identifiable intangibles, net	73,819	85,455
Operating lease assets	48,148	52,464
Other assets	28,982	27,183
Total assets	$2,495,661	$2,462,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$417,219	$316,868
Current portion of operating lease liabilities	22,500	22,236
Accounts payable	229,418	225,150
Accrued expenses and other current liabilities	155,596	165,092
Total current liabilities	824,733	729,346
Long-term debt including obligations under finance leases	89,555	168,831
Noncurrent operating lease liabilities	26,150	30,872
Deferred income taxes and tax uncertainties	135,802	136,513
Total liabilities	1,076,240	1,065,562
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	57
Additional paid-in capital	1,107,522	1,093,630
Retained earnings	451,403	432,622
Accumulated other comprehensive loss	(19,528)	(20,736)
Class A treasury stock, at cost	(120,033)	(117,363)
Total MSC Industrial shareholders’ equity	1,419,421	1,388,210
Noncontrolling interest	—	8,292
Total shareholders’ equity	1,419,421	1,396,502
Total liabilities and shareholders’ equity	$2,495,661	$2,462,064

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net sales	$1,047,083	$971,145	$2,930,541	$2,791,346
Cost of goods sold	616,678	573,406	1,729,871	1,650,190
Gross profit	430,405	397,739	1,200,670	1,141,156
Operating expenses	323,660	312,324	945,570	917,465
Restructuring and other costs	—	2,680	7,324	6,430
Income from operations	106,745	82,735	247,776	217,261
Other income (expense):
Interest expense	(5,383)	(6,031)	(16,386)	(18,332)
Interest income	156	368	561	942
Other income (expense), net	2,726	(1,958)	(4,175)	(12,442)
Total other expense	(2,501)	(7,621)	(20,000)	(29,832)
Income before provision for income taxes	104,244	75,114	227,776	187,429
Provision for income taxes	25,539	18,253	55,805	45,727
Net income	78,705	56,861	171,971	141,702
Less: Net (loss) income attributable to noncontrolling interest	(1,657)	16	(2,679)	(1,080)
Net income attributable to MSC Industrial	$80,362	$56,845	$174,650	$142,782
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.44	$1.02	$3.13	$2.56
Diluted	$1.44	$1.02	$3.12	$2.55
Weighted-average shares used in computing net income per common share:
Basic	55,838	55,694	55,817	55,795
Diluted	55,990	55,765	55,955	55,895

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income, as reported	$78,705	$56,861	$171,971	$141,702
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(1,172)	6,208	1,557	(454)
Comprehensive income	77,533	63,069	173,528	141,248
Comprehensive income attributable to noncontrolling interest:
Net loss (income)	1,657	(16)	2,679	1,080
Foreign currency translation adjustments	82	(362)	(349)	(71)
Comprehensive income attributable to MSC Industrial	$79,272	$62,691	$175,858	$142,257

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	May 30, 2026	May 31, 2025
Cash Flows from Operating Activities:
Net income	$171,971	$141,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,788	67,501
Amortization of cloud computing arrangements	964	1,439
Non-cash operating lease cost	17,691	17,563
Stock-based compensation	14,423	10,397
Loss on disposal of property	611	1,742
Property, plant and equipment asset impairment	1,890	—
Non-cash changes in fair value of estimated contingent consideration	(696)	293
Provision for credit losses	8,054	5,699
Expenditures for cloud computing arrangements	(3,896)	(4,430)
Deferred income taxes and tax uncertainties	(578)	(726)
Changes in operating assets and liabilities:
Accounts receivable	2,959	(3,806)
Inventories	(37,951)	(4,761)
Prepaid expenses and other current assets	(357)	(2,335)
Operating lease liabilities	(17,834)	(17,700)
Other assets	4	62
Accounts payable and accrued liabilities	(7,508)	40,821
Total adjustments	53,564	111,759
Net cash provided by operating activities	225,535	253,461
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(64,130)	(71,109)
Cash used in acquisitions	(240)	(790)
Net proceeds from sale of property	1,057	30,336
Net cash used in investing activities	(63,313)	(41,563)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(13,894)	(39,138)
Payments of regular cash dividends	(145,752)	(142,252)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	2,999	3,193
Borrowings under credit facilities	271,000	239,250
Payments under credit facilities	(251,000)	(226,750)
Purchase of noncontrolling interest	(8,195)	—
Other, net	568	(3,901)
Net cash used in financing activities	(144,274)	(169,598)
Effect of foreign exchange rate changes on cash and cash equivalents	(82)	(196)
Net increase in cash and cash equivalents	17,866	42,104
Cash and cash equivalents—beginning of period	56,228	29,588
Cash and cash equivalents—end of period	$74,094	$71,692

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$58,763	$35,402
Cash paid for interest	$16,448	$18,036

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP incremental operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude items such as share reclassification litigation costs, employee retention credit (“ERC”) tax benefit, restructuring and other costs, property, plant and equipment asset impairment and loss on sale of property (prior year), and tax effects, as well as free cash flow conversion, which is a measure calculated using free cash flow, which is a non-GAAP measure.

These non-GAAP financial measures are not presented in accordance with GAAP or alternatives for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP, including adjusted operating margin and free cash flow conversion. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, capital expenditures and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

•Incremental Operating Margin and Adjusted Incremental Operating Margin

The Company defines Incremental Operating Margin as the change in year-over-year Income from Operations as a percentage of the change in year-over-year Net Sales and Adjusted Incremental Operating Margin as Incremental Operating Margin adjusted to exclude such items listed above from Income from Operations. The Company’s management believes that Incremental Operating Margin is useful because it shows the direction that operating profit margins are moving as a result of changes in net sales between periods, and that, by excluding the aforementioned items, Adjusted Incremental Operating Margin helps to more clearly show, on a comparable basis between periods, trends in the Company’s underlying business and results of operations. The Company believes that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

•Free Cash Flow (“FCF”) and Free Cash Flow Conversion (“FCF Conversion”)

FCF is a non-GAAP financial measure. FCF is used in addition to and in conjunction with results presented in accordance with GAAP, and FCF should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. FCF, which we reconcile to “Net cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property, plant and equipment”. We believe that FCF, although similar to cash flow from operations, is a useful additional measure since capital expenditures are a necessary component of ongoing operations. Management also views FCF, as a measure of the Company’s ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCF has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCF does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCF differently. Therefore, we believe it is important to view FCF as a complement to our entire consolidated statements of cash flows. FCF Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

•Results Excluding Share Reclassification Litigation Costs, ERC Tax Benefit, Restructuring and Other Costs, Property, Plant and Equipment Asset Impairment and Loss on Sale of Property (prior year), and tax effects

In calculating certain non-GAAP financial measures, we exclude items such as share reclassification litigation costs, ERC tax benefit, restructuring and other costs, property, plant and equipment asset impairment and loss on sale of property (prior year), and tax effects.
Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended May 30, 2026
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Share Reclassification Litigation Costs	ERC Tax Benefit	Adjusted Total MSC Industrial
Net Sales	$1,047,083	$—	$—	$1,047,083

Cost of Goods Sold	616,678	—	—	616,678

Gross Profit	430,405	—	—	430,405
Gross Margin	41.1%	—%	—%	41.1%

Operating Expenses	323,660	4,489	—	319,171
Operating Expenses as % of Sales	30.9%	(0.4)%	—%	30.5%

Income from Operations	106,745	(4,489)	—	111,234
Operating Margin	10.2%	0.4%	—%	10.6%

Total Other Expense	(2,501)	—	5,129	(7,630)

Income before provision for income taxes	104,244	(4,489)	5,129	103,604

Provision for income taxes	25,539	(1,100)	1,256	25,383
Net income	78,705	(3,389)	3,873	78,221
Net loss attributable to noncontrolling interest	(1,657)	—	—	(1,657)
Net income attributable to MSC Industrial	$80,362	$(3,389)	$3,873	$79,878

Net income per common share:
Diluted	$1.44	$(0.06)	$0.07	$1.43

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended May 30, 2026
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	ERC Tax Benefit	Property, Plant and Equipment Asset Impairment	Adjusted Total MSC Industrial
Net Sales	$2,930,541	$—	$—	$—	$—	$2,930,541

Cost of Goods Sold	1,729,871	—	—	—	—	1,729,871

Gross Profit	1,200,670	—	—	—	—	1,200,670
Gross Margin	41.0%	—%	—%	—%	—%	41.0%

Operating Expenses	945,570	—	4,540	—	1,890	939,140
Operating Expenses as % of Sales	32.3%	—%	(0.2)%	—%	(0.1)%	32.0%

Restructuring and Other Costs	7,324	7,324	—	—	—	—

Income from Operations	247,776	(7,324)	(4,540)	—	(1,890)	261,530
Operating Margin	8.5%	0.2%	0.2%	—%	0.1%	8.9%

Total Other Expense	(20,000)	—	—	5,129	—	(25,129)

Income before provision for income taxes	227,776	(7,324)	(4,540)	5,129	(1,890)	236,401

Provision for income taxes	55,805	(1,794)	(1,113)	1,257	(463)	57,918
Net income	171,971	(5,530)	(3,427)	3,872	(1,427)	178,483
Net loss attributable to noncontrolling interest	(2,679)	—	—	—	—	(2,679)
Net income attributable to MSC Industrial	$174,650	$(5,530)	$(3,427)	$3,872	$(1,427)	$181,162

Net income per common share:
Diluted	$3.12	$(0.10)	$(0.06)	$0.07	$(0.03)	$3.24

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended May 30, 2026 and May 31, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Loss on Sale of Property	Adjusted Total MSC Industrial
Net Sales - thirteen weeks ended May 30, 2026	$1,047,083	—	—	—	$1,047,083

Net Sales - thirteen weeks ended May 31, 2025	971,145	—	—	—	971,145

Income from Operations - thirteen weeks ended May 30, 2026	106,745	—	(4,489)	—	111,234

Income from Operations - thirteen weeks ended May 31, 2025	82,735	(2,680)	(644)	(1,167)	87,226

Incremental Operating Margin - thirteen weeks ended May 30, 2026	31.6%	(3.5)%	5.1%	(1.5)%	31.6%

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended May 30, 2026 and May 31, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Property, Plant and Equipment Asset Impairment	Loss on Sale of Property	Adjusted Total MSC Industrial
Net Sales - thirty-nine weeks ended May 30, 2026	$2,930,541	—	—	—	—	$2,930,541

Net Sales - thirty-nine weeks ended May 31, 2025	2,791,346	—	—	—	—	2,791,346

Income from Operations - thirty-nine weeks ended May 30, 2026	247,776	(7,324)	(4,540)	(1,890)	—	261,530

Income from Operations - thirty-nine weeks ended May 31, 2025	217,261	(6,430)	(644)	—	(1,167)	225,502

Incremental Operating Margin - thirty-nine weeks ended May 30, 2026	21.9%	0.6%	2.8%	1.4%	(0.8)%	25.9%

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	13

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended May 31, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Loss on Sale of Property	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$971,145	$—	$—	$—	$971,145

Cost of Goods Sold	573,406	—	—	—	573,406

Gross Profit	397,739	—	—	—	397,739
Gross Margin	41.0%	—%	—%	—%	41.0%

Operating Expenses	312,324	—	1,167	644	310,513
Operating Expenses as % of Sales	32.2%	—%	(0.1)%	(0.1)%	32.0%

Restructuring and Other Costs	2,680	2,680	—	—	—

Income from Operations	82,735	(2,680)	(1,167)	(644)	87,226
Operating Margin	8.5%	0.3%	0.1%	0.1%	9.0%

Total Other Expense	(7,621)	—	—	—	(7,621)

Income before provision for income taxes	75,114	(2,680)	(1,167)	(644)	79,605

Provision for income taxes	18,253	(651)	(284)	(156)	19,344
Net income	56,861	(2,029)	(883)	(488)	60,261
Net income attributable to noncontrolling interest	16	—	—	—	16
Net income attributable to MSC Industrial	$56,845	$(2,029)	$(883)	$(488)	$60,245

Net income per common share:
Diluted	$1.02	$(0.04)	$(0.02)	$(0.01)	$1.08

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 THIRD QUARTER RESULTS	14

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended May 31, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Loss on Sale of Property	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$2,791,346	$—	$—	$—	$2,791,346

Cost of Goods Sold	1,650,190	—	—	—	1,650,190

Gross Profit	1,141,156	—	—	—	1,141,156
Gross Margin	40.9%	—%	—%	—%	40.9%

Operating Expenses	917,465	—	1,167	644	915,654
Operating Expenses as % of Sales	32.9%	—%	0.0%	0.0%	32.8%

Restructuring and Other Costs	6,430	6,430	—	—	—

Income from Operations	217,261	(6,430)	(1,167)	(644)	225,502
Operating Margin	7.8%	0.2%	0.0%	0.0%	8.1%

Total Other Expense	(29,832)	—	—	—	(29,832)

Income before provision for income taxes	187,429	(6,430)	(1,167)	(644)	195,670

Provision for income taxes	45,727	(1,574)	(285)	(157)	47,743
Net income	141,702	(4,856)	(882)	(487)	147,927
Net loss attributable to noncontrolling interest	(1,080)	—	—	—	(1,080)
Net income attributable to MSC Industrial	$142,782	$(4,856)	$(882)	$(487)	$149,007

Net income per common share:
Diluted	$2.55	$(0.09)	$(0.02)	$(0.01)	$2.67

*Individual amounts may not agree to the total due to rounding.